Exhibit 10.1

AMENDED AND RESTATED

TRANSDIGM INC.

EXECUTIVE RETIREMENT

SAVINGS PLAN

Effective Date of Plan: January 1, 1997, as

amended January 1, 2001,

and amended and restated

December 16, 2005

-ii-

AMENDED AND RESTATED

EXECUTIVE RETIREMENT SAVINGS PLAN

Preamble

TransDigm Inc. (the “Company”) hereby establishes the TransDigm Inc. Executives Retirement Savings Plan (the “Plan”), effective January 1, 1997, as amended pursuant to Amendment No. 1 hereto dated January 1, 2001, and as amended and restated effective December 16, 2005. The Company intends to establish and maintain the Plan as an unfunded retirement plan for a select group of management or highly compensated employees.

The purpose of the Plan is to permit designated executives of the Company and its affiliates to accumulate additional retirement income through a nonqualified deferred compensation plan that enables an executive: (1) to make elective deferrals in addition to or in lieu of those permitted under the TransDigm Inc. Retirement and 401(k) Plan, and (2) to receive an allocation of any discretionary amounts contributed by the Company.

ARTICLE 1

DEFINITIONS

As used in this Plan, the following capitalized words and phrases have the meanings indicated, unless the context requires a different meaning:

1.1 “Account” means the amounts credited to: (1) a Participant’s Salary Reduction Account pursuant to the Participant’s Salary Reduction Agreement, and (2) a Participant’s Discretionary Account.

1.2 “Allocation Date” means the last day of any Plan Year and any other dates chosen by the committee.

1.3 “Beneficiary” means the person or persons designated by a Participant, or otherwise entitled, to receive any amount credited to his Account that remains undistributed at his death.

1.4 “Board of Directors” or “Board” means the board of directors of the Company.

1.5 “Committee” means the committee appointed in accordance with Section 8.1 to administer the Plan.

1.6 “Company” means TransDigm Inc., a Delaware corporation, its controlled subsidiaries and affiliates, including any corporation, limited liability company, partnership, or other business organization which is part of a “controlled group of corporations” that includes TransDigm Inc. (within the meaning of Code Section 414(b) and related regulations), or is “under common control” with TransDigm Inc. (within the meaning of Code Section 414(c) and related regulations), and any successor thereto.

1.7 “Compensation” means the aggregate compensation paid to a Participant by the Company for a Plan Year, including salary, overtime pay, commissions, bonuses and all other items that constitute wages within the meaning of section 3401(a) of the Code or are required to be reported under section 6041(d), 605 l(a)(3) or 6052 of the Code. Compensation also includes Salary Reduction Accruals under this Plan and any elective deferrals under cash or deferred arrangements or cafeteria plans that are not includible in gross income by reason of section 125 or 402(a)(8) of the Code but does not include any other amounts contributed pursuant to, or received under.

1.8 “Disability” means the Participant’s absence from employment with the Company due to: (i) his inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) such medically determinable physical or mental impairment, which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, and for which the Participant is receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering the Company’s employees.

1.9 “Discretionary Contribution” means a contribution by the Company as follows: for any Plan Year, the Company may elect, but is not obligated, to contribute a discretionary amount, on behalf of one or more Participants. In determining the discretionary amount, the Company may consider any factors deemed relevant in its sole discretion including without limitation, the Company’s performance and profitability, the Participant’s contributions to the Company and any qualified plan limitations imposed on the Participant that limit remuneration otherwise payable to the Participant in accordance with any of the Company’s qualified plans. Any amounts contributed under this Section shall be declared by the Company in writing prior to the beginning of the Plan Year for which such Discretionary Contribution shall be made.

1.10 “Early Retirement Date” means the day the Participant actually Separates from Service with the Company or an affiliate due to the later of (a) a Participant’s fifty-fifth (55th) birthday; or (b) his completion of five (5) Years of Service.

1.11 “Effective Date” means January 1, 1997, the date on which this Plan went into effect.

1.12 “Eligible Employee” means any key executive of the Company or an affiliate as determined annually at the discretion of the Board of Directors. The Board of Directors shall determine prior to the beginning of each Plan Year the employees eligible to participate in the Plan for that particular Plan Year. An employee whose date of hire transpires within the Plan Year may become an eligible employee at the discretion of the Board of Directors, within six months of his date of hire. An eligible employee shall be a member of a “select group of management or highly compensated employees” as referred to in Title I of the Employee Retirement Income Security Act of 1974, as amended.

1.13 “Entry Date” means the Effective Date and each January 1st thereafter.

1.14 “Normal Retirement Date” means the day the Participant actually retires from active employment with the Company or an affiliate due to the attainment of age 65.

1.15 “Participant” means any Eligible Employee who satisfies the conditions for participation in the Plan set forth in Section 2.1.

1.16 “Plan” means the TransDigm Inc. Executive Retirement Savings Plan, as set forth herein and as from time to time amended.

1.17 “Plan Year” means the accounting year of the Plan, ending on the last day of each calendar year.

1.18 “Salary Reduction Accrual” means an amount credited to the Salary Reduction Account pursuant to a Salary Reduction Agreement.

1.19 “Salary Reduction Account” means the account established to record Salary Reduction Accruals authorized by Participants under the terms of this Plan.

1.20 “Salary Reduction Agreement” means an agreement between a Participant and the Company, under which the Participant agrees to a reduction in his Compensation and the Company agrees to credit him with Salary Reduction Accruals under this Plan.

1.21 “Separation From Service” or “Separates from Service” shall mean a Participant’s termination from employment with the Company or an affiliate on account of such Participant’s death, retirement, or other such termination of employment. A Participant will not be deemed to have experienced a Separation from Service if such Participant is on military leave, sick leave, or other bona fide leave of absence, to the extent such leave does not exceed a period of six (6) months or, if longer, such longer period of time as is protected by either statute or contract. A Participant will not be deemed to have experienced a Separation from Service if such Participant continues to provide “significant services” to the Company or an affiliate. For purposes of the preceding sentence, a Participant will be considered to provide “significant services” if such Participant provides continuing services that average at least twenty percent (20%) of the services provided by such Participant to the Company or an affiliate during the immediately preceding three (3) full calendar years of employment and the annual remuneration paid for such services is at least twenty percent (20%) of the average annual compensation earned during the final three (3) full calendar years of employment (or, if less, the period of employment). In addition, a Participant will not be deemed to have experienced a Separation from Service if such Participant provides service to the Company or an affiliate in a capacity other than as an employee, which is (A) at an annual rate that is fifty percent (50%) or more of the average services rendered by the Participant during the immediately preceding three (3) full calendar years of employment (or such lesser period, as applicable), and (B) for annual remuneration that is fifty percent (50%) or more of the average remuneration earning by the Participant during the final three full calendar years of employment (or such lesser period, as applicable). For purposes of this Section, the average annual rate of remuneration will be determined based on the measurement used to determine the Participant’s base compensation.

1.22 “Specified Employee” means any individual employed by the Company or an affiliate who (i) at any time during the twelve (12) month period ending on the December 31st preceding the calendar year under consideration, (A) is one of the top 50 compensated officers of the Company or an affiliate and has annual “W-2” compensation of at least $130,000; (B) owns more than five percent (5%) of the Company’s or affiliate’s stock; or (C) owns more than one percent (1%) of the Company’s or affiliate’s stock and has annual “W-2” compensation in excess of $150,000; and (ii) the Company’s or affiliate’s stock is publicly-traded on the date such individual terminates his service with the Company or an affiliate. The foregoing compensation amounts shall be adjusted from time to time in accordance with the cost-of-living adjustments provided for under the Code. In making the foregoing determination, an individual who qualifies as a Specified Employee under this Section shall be treated as a Specified Employee for the twelve (12) month period beginning on the April 1st next following the date he so qualifies.

1.23 “Trust” or “Trust Fund” means any trust established to hold amounts set aside by the Company or its affiliates in accordance with Section 4.5.

1.24 “Trustee” means the individual or organization, which is appointed by the Company and which agrees to serve as Trustee in the trust agreement, which establishes the Trust, and any additional or successor trustee of the Trust Fund.

1.25 “Unforeseeable Emergency” means any of the following:

(a) a severe financial hardship to the Participant, resulting from an illness or accident of the Participant, the Participant’s spouse or the Participant’s dependent (as defined under Code Section 152(a));

(b) loss of the Participant’s property due to casualty; or

(c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant’s control.

1.26 “Valuation Date” means any Allocation Date and any other date chosen by the Committee as of which the value of Participants’ Accounts is determined.

1.27 “Years of Service” means the total number of years for which a Participant has received credit toward vesting under the TransDigm Inc. Retirement and 40 1(k) Plan.

1.28 Rules of Construction

1.28.1 Governing law. The construction and operation of this Plan and Trust are governed by the laws of the State of Ohio.

1.28.2 Undefined terms. Unless the context clearly requires another meaning, any term not specifically defined in this Plan is used in the sense given to it by the TransDigm Inc. Retirement and 401(k) Plan.

1.28.3 Headings. The headings of Articles, Sections and Subsections are for reference only and are not to be utilized in construing the Plan.

1.28.4 Gender. Unless clearly inappropriate, all pronouns of whatever gender refer indifferently to persons or objects of any gender.

1.28.5 Singular and plural. Unless clearly inappropriate, singular terms refer also to the plural number and vice versa.

1.28.6 Severability. If any provision of this Plan is held illegal or invalid for any reason, the remaining provisions are to remain in full force and effect and to be construed and enforced in accordance with the purposes of the Plan as if the illegal or invalid provision did not exist.

ARTICLE 2

PARTICIPATION IN THE PLAN

2.1 Commencement of Participation. An employee of the Company or an affiliate becomes a Participant on the earliest Entry Date on which he is an Eligible Employee.

2.2 Cessation of Participation. If a Participant ceases to satisfy any of the conditions set forth in Section 2.1, his participation in this Plan terminates immediately, except that his Account will continue to be held for his benefit and will be distributed to him in accordance with the provisions of Article 6. He may resume participation as of any Entry Date on which he again satisfies the conditions of Section 2.1.

ARTICLE 3

ACCOUNTS UNDER THE PLAN

3.1 Establishment of Accounts. The accounts specified in this Section 3.1 are established under the Plan to record the liability of the Company to Participants. All Accounts are maintained on the books of the Company, and the Company is under no obligation to segregate any assets to provide for these liabilities.

3.1.1 Salary Reduction Accounts. A Salary Reduction Account is maintained for each Participant for the purpose of recording the current value of his Salary Reduction Accruals.

3.1.2 Discretionary Account. A Discretionary Account is maintained for each Participant for the purpose of recording the current value of any Discretionary Contribution allocated on his or her behalf.

3.2 Valuation of Accounts

3.2.1 Timing of valuation. All Accounts are valued as of each Allocation Date and as of any other Valuation Date fixed by the Committee.

3.3 Method of Valuing Accounts. The value of a Participant’s Account as of any Valuation Date shall reflect each Participant’s interest in the Plan. The Participant’s interest shall be calculated as if the Participant’s Account balance were actually invested in accordance with the directions of the Participant, which were made in accordance with the terms of this Plan, including any applicable default provisions. The Company shall have no obligation to actually invest any amounts in accordance with such directions.

ARTICLE 4

ACCRUAL OF BENEFITS

4.1 Salary Reduction Accruals. For any Plan Year, Salary Reduction Accruals are credited to each Participant to the extent specified in his Salary Reduction Agreement in effect for the Plan Year.

4.2 Timing of Accruals. Salary Reduction Accruals are deemed to accrue on the date on which the Participant would otherwise have received the Compensation that he elected to defer. A Participant whose Separation from Service occurred before the date on which any amount described in Section 4.1 would otherwise have accrued is not entitled to that accrual, unless his Separation from Service was due to his Death, Disability or retirement at or after his Early Retirement Date or Normal Retirement Date.

4.3 Salary Reduction Agreements

4.3.1 Authorization of Salary Reduction Accruals. By executing a Salary Reduction Agreement and filing it with the Committee with respect to a Plan Year, a Participant may elect to have Salary Reduction Accruals credited under the Plan on his behalf. The current Compensation of a Participant who executes and files a Salary Reduction Agreement is reduced by the amount specified in his election, and an equal amount is accrued under the Plan in accordance with Section 4.1. The Salary Reduction Agreement may specify either a dollar amount or a percentage reduction and may specify whether the reduction is applied to regular salary, to bonuses or to both. Salary Reduction Contributions may not be made with respect to compensation other than salary and bonuses.

4.3.2 Timing of Salary Reduction Agreements. A Salary Reduction Agreement with respect to regular salary for any Plan Year after 1997 must be executed and filed with the Committee no later than the last day of the preceding Plan Year. A Salary Reduction Agreement with respect to regular salary for the 1997 Plan Year must be executed and filed with the Committee before the Effective Date. No Salary Reduction Agreement may be amended or revoked after the last day on which it could have been executed, except that an agreement is automatically revoked if the Participant who executed it ceases to be eligible to participate in the Plan.

4.3.3 Limitations on Salary Reduction Accruals. The maximum amount (if any) that may be deferred by a Participant in accordance with Section 4.1 shall be determined by the Committee.

4.4 Investment of Accruals. The Accounts of Participants and former Participants shall be accounting entries only.

4.4.1 Deemed Investments. The Company shall make available one or more deemed investment options to Participants and former Participants with an Account balance. Participants and former Participants may direct the deemed investment of Account balances in accordance with a uniform procedure established by the Committee which may provide an interest only option paying a reasonable rate of interest and/or investment alternatives modeled after real world alternatives. The Committee shall cause appropriate records to be maintained in order to determine the Account balance of Participants and former Participants. Discretionary Contributions shall be deemed to be invested in accordance with the most recently executed Salary Reduction Agreement that is on file with the Company at the time the Discretionary Contribution accrues to the Participant under Section 4.7. However, in the absence of such a Salary Reduction Agreement, Discretionary Contributions shall be deemed to be invested in a fund selected by the Committee.

4.4.2 Contributions to Trust Fund. The Company may establish a Trust Fund and make contributions to it corresponding to any or all amounts accrued under Sections 4.1 and 4.7. These contributions shall be credited with income, expenses, gains and losses in accordance with the investment experience of the Trust Fund and the terms and provisions of any applicable trust agreement.

4.5 Status of the Trust Fund. Notwithstanding any other provision of this plan, all assets of the Trust Fund remain the property of the Company and are subject to the claims of its creditors. No Participant has any priority claim on Trust assets or any security interest or other rights in or to them superior to the rights of general creditors of the Company.

4.6 Nonalienability.

4.6.1 Nonalienability of Rights. A Participant’s or former Participant’s rights under this Plan may not be voluntarily or involuntarily assigned or alienated. If a Participant or former Participant attempts to assign his rights or enters into bankruptcy proceedings, his right to receive payments personally under the Plan will terminate, and the Committee may apply them in such manner as will, in its judgment, serve the best interests of the Participant or former Participant

4.6.2 Assignment of Rights. Notwithstanding any other provision of this Plan, any or all of a Participant’s interest in this Plan may be paid and distributed prior to such Distribution Date (as provided for under Section 6.1.1) to the extent necessary to comply with any one (1) or more of the following obligations: (a) the terms of a court order, issued by a court of competent jurisdiction and satisfying the requirements of a “qualified domestic relations order” (“QDRO”), as defined in Code Section 414(p) and related regulations; (b) the obligation to withhold and remit employment taxes imposed under the Federal Income Contributions Act (“FICA”) with respect to such Participant’s Plan interest, together with any related federal state or local income tax withholding obligation(s); (c) any tax liability resulting from a failure to satisfy the requirements of Code Section 409A with regard to all or a portion of such Participant’s interest herein, but only in the amount of such tax liability; or (d) any other provision permitting early distribution of all or part of a participant’s interest in a deferred compensation plan, subject to Code Section 409A, to satisfy an obligation.

4.7 Discretionary Contribution Accruals. Any Discretionary Contribution shall be credited and accrue to the Participant’s Discretionary Account on the date declared by the Company in writing. A Participant whose Separation from Service occurs before the date on which any Discretionary Contribution would otherwise have accrued is not entitled to that accrual, unless his Separation from Service was due to his Death, Disability or retirement at or after his Early Retirement Date or Normal Retirement Date.

ARTICLE 5

VESTING

5.1 Definition of “Vesting”. A Participant’s interest in his Accounts is “vested” when it is not subject to forfeiture for any reason.

5.2 Vesting Requirements. A Participant’s interest in his Salary Reduction Accrual Account is fully (100%) vested at all times. A Participant’s interest in his Discretionary Account is fully (100%) vested at all times, subject however, to any express forfeiture provision stipulated in the written instrument declaring a Discretionary Contribution. Any forfeiture provision so stipulated shall only attach and be applicable to the Discretionary Contribution declared in the same underlying written instrument.

ARTICLE 6

DISTRIBUTIONS TO PARTICIPANTS

6.1 Timing and Manner of Distribution.

6.1.1 Election of Distribution Date and Manner of Distribution. Each Salary Reduction Agreement must specify when and in what form benefits accrue under the Plan. A Participant may elect any date and form of distribution that is acceptable to the Committee, except that the date of distribution may not in any case be earlier than his date of Separation from Service. Amounts accrued under a Participant’s Discretionary Account during a Plan Year shall be distributed at the same time and in the same form as that elected by the Participant on the Salary Reduction Agreement in effect for the Plan Year. In the absence of a Salary Reduction Agreement for the Plan Year during which a Discretionary Contribution is accrued by a Participant, the default distribution date shall be the earliest occurrence of an event specified under Section 6.2, and the default distribution form shall be a single sum payment. The Participant and the Committee may agree to change the time of distribution specified in a Salary Reduction Agreement (“Prior Election”), provided, however, that in no event shall a change in a Prior Election:

(i) take effect until at least twelve (12) months after the date on which such new election to change the time or form of the distribution is made;

(ii) permit payment due on account of Separation from Service, or payable in accordance with a specified time or fixed schedule (as may be set forth in this Plan), or payable in connection with a Change of Control (as provided for under Section 6.2.2) to commence earlier than five (5) years from the date the distribution otherwise would have been paid; and

(iii) permit payment to commence in accordance with a specified time or fixed schedule set forth in the Prior Election less than twelve (12) months prior to the date of the first payment scheduled under such Prior Election.

6.1.2 Methods of Distribution. Participants may receive distributions from the Plan only upon the occurrence of one or more of the events specifically described in Section 6.2. Upon the occurrence of any of the “triggering events” set out thereunder, distribution will be made in one of the following methods as previously elected by the Participant and applicable to the portion of his Account balance for which such election was made: (1) payment in a one-time, single sum distribution payable as soon as administratively feasible, but no later than 90 days after the occurrence of a triggering event; (2) payment in three equal annual installments commencing as soon as administratively feasible, but no later than 90 days after the occurrence of a triggering event; or (3) payment in the form of an annuity contract to be purchased from a qualified insurance carrier at the discretion of the Committee, which annuity contract shall be distributed to such Participant as soon as administratively feasible, but no later than 90 days after the occurrence of a triggering event.

6.1.3 Payments from Company of Trust Fund. Payment of benefits under this Plan may be made either directly from the Company or from any Trust Fund established by the Company, at the discretion of the Company. Payments from the Trust Fund shall offset the liability of the Company hereunder and payments directly by the Company shall offset the liability of any such Trust Fund.

6.2 Events Triggering Distribution. The occurrence of any of the following events may result in a distribution of a Participant’s accrued benefit under the Plan:

6.2.1 Death, Disability, or Early or Normal Retirement. If so elected at the time of the execution of the Salary Reduction Agreement or as modified pursuant to Section 6.1.1, the death of a Participant, termination of his employment with the Company by reason of Disability, or the Separation of Service after his Early or Normal Retirement Date.

6.2.2 Change of Control. Change of control or ownership of the Company or an affiliate as defined in this Section shall mean: (a) the purchase or other acquisition in one or more transactions other than from the Company, by any individual, entity or group of persons, within the meaning of Section 13(d)(3) or 14(d) of the Securities Exchange Act of 1934 or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d of the Securities Exchange Act of 1934) of 50 percent or more of either the Company’s fair market value or the total voting power of the Company’s parent company; or (b) the sale of substantially all of the Company’s assets. For purposes of this Section 6.2.2, a “sale of substantially all of the Company’s assets” occurs when any one individual, entity, or group of persons acquires (or has acquired during the preceding twelve (12) month period) assets from the Company that have a total gross fair market value of forty percent (40%) or more of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.

6.2.3 Change in Employment Status. A change in a Participant’s employment status by reason of Separation from Service, voluntary or involuntary, or retirement from active employment with the Company, whether prior or subsequent to the Participant’s Normal Retirement Date.

6.2.4 Unforeseeable Emergency. The occurrence of an Unforeseeable Emergency; provided, however, that any distribution made to a Participant on account of hi Unforeseeable Emergency shall be limited to the amount of the Unforeseeable Emergency, including any related taxes resulting from such distribution.

6.3 Type of Property to be Distributed. All distributions from the Plan to Participants and Beneficiaries are made in cash, unless the Participant has elected distribution in the form of an annuity contract in which case the distribution shall be made in the form of such contract.

6.4 Manner of Distribution to Minors or Incompetents. If at any time any distributee is, in the judgment of the Committee, legally, physically or mentally incapable of receiving any distribution due to him, the distribution may, if the Committee so directs, be made to the guardian or legal representative of the distributee, or, if none exists, to any other person or institution that, in the Committee’s judgment, will apply the distribution in the best interests of the intended distributee.

6.5 Election of Beneficiary

6.5.1 Designation or Change of Beneficiary by Participant. When an Eligible Employee qualifies for participation in the Plan, the Committee will send him a Beneficiary designation form, on which he may designate one or more Beneficiaries and successor Beneficiaries. A Participant may change his Beneficiary designation at any time by filing the prescribed form with the Committee. The consent of the Participant’s current Beneficiary is not required for a change of Beneficiary, and no Beneficiary has any rights under this Plan except as provided by its terms. The rights of a Beneficiary who predeceases the Participant who designated him immediately terminate, unless the Participant has specified otherwise.

6.5.2 Beneficiary if no Election is Made. Unless a different Beneficiary has been elected in accordance with Section 6.5.1., the Beneficiary of any Participant who is lawfully married on the date of death is his surviving spouse. The Beneficiary of any other Participant who dies without having designated a Beneficiary in his estate.

6.6 Delay for Specified Employees. Notwithstanding the foregoing provisions of this Article VI, in the event that the Participant is determined to be a Specified Employee on the date of Separation from Service, any payment to which the Participant is entitled pursuant to this Article VI shall become payable to the Participant, in accordance with form elected by the Participant on his Salary Reduction Agreement, on the date immediately following the date that is six months from the date of Separation from Service. As a result of such six month delay in payments made to the Participant, his or her first payment under this Section 6.6 shall equal the amount he or she otherwise would have received for the preceding six month period, if the Participant had not been a Specified Employee and had commenced receiving his benefit under this Article 6.

ARTICLE 7

AMENDMENT OR TERMINATION OF THE PLAN

7.1 Company’s Right to Amend Plan. The Board of Directors may, at any time and from time to time, amend, in whole or in part, any of the provisions of this Plan or may terminate it as a whole or with respect to any Participant or group of Participants. Any such amendment is binding upon all Participants and their Beneficiaries, the Trustee, the Committee and all other parties-in-interest, Such an amendment shall be evidence by a written amendment to the Plan, executed by two executive officers of the Company.

7.2 When Amendments Take Effect. A resolution amending or terminating the Plan becomes effective as of the date specified therein which date shall be set forth in the written amendment.

7.3 Restriction on Retroactive Amendments. No amendment may be made that retroactively deprives a Participant of any benefits accrued before the date of the Board’s action amending the Plan.

ARTICLE 8

PLAN ADMINISTRATION

8.1 The Administrative Committee. The Plan shall be administered by the Committee consisting of one or more persons appointed by the Board of Directors. The Board may remove any member of the Committee at any time, with or without cause, and may fill any vacancy. If a vacancy occurs, the remaining member or members of the Committee have full authority to act. The Board is responsible for transmitting to the Trustee the names and authorized signatures of the members of the Committee and, as changes take place in membership, the names and signatures of new members. Any member of the Committee may resign by delivering his written resignation to the Board, the Trustee and the Committee. Any such resignation becomes effective upon its receipt by the Board or on such other date as is agreed to by the Board and the resigning member. The Committee acts by a majority of its members at the time in office and may take action either by vote at a meeting or by consent in writing without a meeting. The Committee may adopt such rules and appoint such subcommittees as it deems desirable for the conduct of its affairs and the administration of the Plan. In the event the Board does not name a Committee, the Board of Directors shall act as the Committee.

8.2 Powers of the Committee. In carrying out its duties with respect to the general administration of the Plan, the Committee has, in addition to any other powers conferred by the Plan or by law, the following powers:

(a) to determine all questions relating to eligibility to participate in the Plan other than the selection of Eligible Employees which shall be done by the Board of Directors subject to the limitations of the Plan;

(b) to compute and certify to the Trustee the amount and kind of distributions payable to Participants and their Beneficiaries;

(c) to maintain all records necessary for the administration of the Plan that are not maintained by the Company or the Trustee;

(d) to interpret the provisions of the Plan and to make and publish such rules for the administration of the Plan are not inconsistent with the terms thereof;

(e) to establish and modify the method of accounting for the Plan or the Trust;

(f) to employ counsel, accountants and other consultants to aid in exercising its powers and carrying out its duties hereunder; and

(g) to perform any other acts necessary and proper for the administration of the Plan, except those that are to be performed by the Trustee.

8.3 Indemnification.

8.3.1 Indemnification of Members of the Committee and Others by the Company. The Company agrees to indemnify and hold harmless each member of the Committee, or other individual employee of the Company or an affiliate in the administration of this Plan, against any and all expenses and liabilities arising out of his action or failure to act in such capacity, excepting only expenses and liabilities arising out of his own willful misconduct or gross negligence. This right of indemnification is in addition to any other rights to which any member of the Committee or such other individual employee may be entitled.

8.3.2 Liabilities For Which Member of the Committee and Others are Indemnified. Liabilities and expenses against which a member of the Committee, or other individual employees of the Company or an affiliate in the administration of this Plan, is indemnified hereunder included, without limitation, the amount of any settlement or judgment, costs, counsel fees and related charges reasonably incurred in connection with a claim asserted or a proceeding brought against him or the settlement thereof.

8.3.3 Company’s Right to Settle Claims. The Company may, at its own expense, settle any claim asserted or proceeding brought against any member of the Committee, or other individual employee of the Company or an affiliate in the administration of this Plan, when such settlement appears to be in the best interests of the Company.

8.4 Claims Procedure. If a dispute arises between the Committee and a Participant or Beneficiary over the amount of benefits payable under the Plan, the Participant or Beneficiary may file a claim for benefits by notifying the Committee in writing of his claim. The Committee will review and adjudicate the claim. If the claimant and the Committee are unable to reach a mutually satisfactory resolution of the dispute, it will be submitted to arbitration under the rules of the American Arbitration Association, or the successor organization thereto. Binding arbitration shall be the means of resolving disputes regarding Participant Accounts and any amounts payable under the Plan.

8.5 Expenses of the Committee. The members of the Committee serve without compensation for services as such. All expenses of the Committee are paid by the Company.

ARTICLE 9

MISCELLANEOUS

9.1 Plan Not a Contract of Employment. The adoption and maintenance of the Plan does not constitute a contract between the Company and any Participant or to be a consideration for the employment of any person. Nothing herein contained shall give any Participant the right to be retained in the employ of the Company or derogates from the right of the Company to discharge any Participant at any time without regard to the effect of such discharge upon his rights as a Participant in the Plan.

9.2 No Rights Under Plan Except as Set Forth Herein. Nothing in this Plan, express or implied, is intended, or shall be construed, to confer upon or give to any person, firm, association, or corporation, other than the parties hereto and their successors in interest, any right, remedy, or claim under or by reason of this Plan or any covenant, condition, or stipulation hereof, and all covenants, conditions and stipulation in this Plan, by or on behalf of any part are for the sole and exclusive benefit of the parties hereto.

9.3 Compliance with Code Section 409A. This Plan is intended to be operated in compliance with the provisions of Code Section 409A (including any rulings or regulations promulgated thereunder). In the event that any Plan provision fails to satisfy the provisions of Code Section 409A and related regulations, in form or in operation, such provision shall be void and shall not apply to a Participant’s Account under this Plan, to the extent practicable. In the event that it is determined to not be feasible to so void any such Plan provision as such provision applies to a Participant’s Account, such Plan provision shall be construed in a manner so as to comply with the requirements of Code Section 409A and related regulations.

IN WITNESS WHEREOF, TransDigm Inc. has caused this Amended and Restated Plan to be executed by its duly authorized officers as of the 16th day of December 2005.

TransDigm Inc.
(the “Company”)

By:	/s/ W. Nicholas Howley

And:	/s/ Gregory Rufus